Arthur
                                    Andersen


January 23, 1998                            ______________________
                                            Arthur Andersen LLP

Office of the Chief Accountant              ______________________
SECPS Letter File                           8000 Towers Crescent Drive
Securities and Exchange Commission          Vienna, VA  22182-2725
Mail Stop 11-3                              703 734 7300
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:


     We have read Item 4 of Form 8-K dated January 23, 1998 of Shared Technologies Fairchild Inc. and are in agreement with the statements contained in the paragraphs under Item 4 on the page therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                             Very truly yours,


                                            /s/Arthur Andersen LLP
                                               -------------------
                                               Arthur Andersen LLP